EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated March 15, 2013 (the “Agreement”), is between GAME PLAN HOLDINGS, INC., a Nevada corporation (the “Company”), and ALEXANDER KARSOS (“Employee”), an individual.

1.

POSITION AND RESPONSIBILITIES

a.

Position.   Pursuant to this Agreement, Employee shall render services to the Company as a full-time employee in the position of Director of Global Sales.  Employee shall report to the Chief Executive Officer of the Company or such other person as may be designed by the Chief Executive Officer. Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Employee by the Chief Executive Officer of the Company.  Employee shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Employee shall apply his best efforts, skill and knowledge and devote his full business time, attention and energies to the business of the Company in order to perform his duties to the Company.

b.

Other Activities.   Except upon the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion, Employee will not, while employed by the Company, (i) accept any other employment, (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Employee’s duties and responsibilities hereunder or create a conflict of interest with the Company; or (iii) engage, directly or indirectly, in any other business activity or revenue stream (whether or not pursued for pecuniary advantage) presented to or identified by Employee in the same or similar businesses to those of the Company or related to or arising from the operations of the Company.

c.

No Conflict.   Employee represents and warrants that Employee’s execution of this Agreement, Employee’s employment with the Company, and the performance of Employee’s proposed duties under this Agreement, does not and will not violate any obligations the Employee may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2.

COMPENSATION AND BENEFITS

a.

Base Salary.   In consideration of the services to be rendered under this Agreement, the Company shall pay Employee an annual salary at the rate of $65,000 per annum, less all applicable wage deductions (“Base Salary”), along with 150,000 stock options to purchase shares of common stock of the Company.  The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice.  The Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated Employees and may be adjusted in the sole discretion of the Company.

b.

Bonus.   Employee may be eligible to receive a discretionary annual bonus, to be determined in the sole and absolute discretion of the Chief Executive Officer of the Company, of up to fifty percent of the Base Salary, based upon the Chief Executive Officer’s evaluation of the performance of Employee, the Company’s operating results and such other criteria as may be determined by the Chief Executive Officer to be relevant.  Employee must be employed on the date such bonus, if any, is paid in order to be eligible for same.

c.

Benefits.   Employee shall be eligible to participate in the benefits made generally available by the Company to similarly situated Employees, in accordance with the benefit plans established by the Company and subject to the terms, conditions, limitations and exclusions of the applicable plans, and as may be amended from time to time in the Company’s sole discretion.  The foregoing shall not, in any way, require the Company to establish any such benefits or continue to maintain any such benefits.

d.

Expenses.   Upon presentation of verifiable invoices and other documentation as may be requested by the Company, the Company shall reimburse Employee for reasonable business expenses incurred in the performance of Employee’s duties hereunder in accordance with the Company’s expense reimbursement guidelines; provided, however, that Employee shall obtain pre-approval from the Chief Executive Officer for any expense or series of related expenses in the amount of $1,000 or more.

e.

Vacation and Holidays.   Employee shall be entitled to two (2) weeks of vacation per year which shall accumulate over a twelve (12) month period.  If an observed holiday occurs during Employee’s vacation, Employee’s vacation will be extended by the number of observed holidays falling during the vacation period or an equal number of vacation days will be carried forward for future use.  If any scheduled paid holiday falls on a Saturday, the holiday will usually be observed on the preceding Friday.  If a scheduled paid holiday falls on a Sunday, the following Monday will usually be observed as the holiday.

3.

TERM OF EMPLOYMENT

Employee’s employment shall begin on the date of this Agreement and shall continue for a period of two (2) years, unless terminated earlier by either party pursuant to Section 4 of this Agreement (the “Employment Term”).  At the end of the Employment Term, this Agreement may be extended or renewed with the mutual, written consent of the Company and the Employee in increments of one (1) year.

4.

TERMINATION

This Agreement may be terminated by either party at any time and for any reason before the expiration of the Employment Term in accordance with the following provisions, and in the event of such termination the Company shall have no financial obligation to Employee except to pay his salary through the date of termination, to continue his medical and other employment benefits through the date of termination and to pay such other compensation as described in this Section 4:

a.

Termination by Employee.   Employee may terminate his employment with the Company at any time for any reason or no reason, upon two (2) weeks advance written notice.  During such notice period Employee shall continue to diligently perform all of Employee’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Employee’s termination effective at any time prior to the end of such notice period as long as the Company pays Employee all compensation to which Employee is entitled up through the last day of the four-week notice period.  Thereafter all obligations of the Company to the Employee shall cease.

b.

Termination by Company Without Cause.   The Company may terminate Employee’s employment with the Company at any time for any reason or no reason, with or without notice.  If the Company terminates Employee’s employment without Cause, all obligations of the Company under this Agreement shall cease but Company shall, during the period beginning on the date (after the expiration of any and all revocation and cancellation periods and rights) of the Release (as defined below), and ending on the earlier of one month thereafter or the last day of the Employment Term (as in effect immediately prior to termination) continue to pay Employee the Base Salary at the rate in effect at the time of termination, which payments shall be made in accordance with the Company’s regular payroll schedule for salaried Employees as in effect from time to time; provided, however, that the Company’s obligation to pay severance shall in all events terminate if Employee materially breaches any of his post-termination obligations to the Company.  For avoidance of doubt, Employee shall not be entitled to any severance payments if Employee’s employment is terminated for Cause (as defined in Section 4.c), by death or by Disability (as defined in Section 4.e) or if Employee’s employment is terminated by Employee (in accordance with Section 4.a or otherwise).  Notwithstanding the foregoing, it is understood and agreed that the Company’s agreement to pay severance is in consideration of and in exchange for Employee’s promise to execute, upon termination, a release and waiver, in form and substance acceptable to the Company, releasing the Company from any and all claims and liabilities of every nature related to Employee’s employment by the Company through Employee’s date of termination (the “Release”).  Accordingly, if Employee refuses to sign the Release or signs the Release but exercises his right, if any, under applicable law to revoke the Release (or any portion thereof), the Company’s obligation to pay severance will immediately terminate without further obligation on the part of the Company.

c.

Termination for Cause.   The Company may, at any time and without notice, terminate Employee’s employment with the Company for Cause.  For purposes of this Agreement, “Cause” shall mean:  (i) Employee commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Employee willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Employee commits a material breach of this Agreement, which breach (if capable of being cured) is not cured within twenty (20) days after written notice to Employee from the Company; (iv) Employee willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to Employee from the Company; or (v) Employee engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which failure is not cured within twenty (20) days after written notice to Employee from the Company.  The Company shall pay to Employee all compensation to which

Employee is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

d.

Termination By Death.   Employee’s employment shall terminate automatically upon the Employee’s death.  The Company shall pay to Employee’s beneficiaries or estate, as appropriate, any compensation then due and owing up through the date of Employee’s death.  Thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section 4.d shall affect any entitlement of Employee’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

e.

Termination By Disability.   If Employee becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Employee is unable to carry out the responsibilities and functions of the position held by Employee by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Employee’s employment.  The Company shall pay to Employee all compensation to which Employee is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section 4.e shall affect Employee’s rights under any disability plan in which Employee is a participant.

5.

TERMINATION OBLIGATIONS

a.

Return of Property.   Employee agrees that all property (including without limitation all electronic devices, equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) which was furnished, created, or prepared incidentally to Employee’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Employee’s employment.

b.

Resignation and Cooperation.   Upon termination of Employee’s employment, Employee shall be deemed to have resigned from all offices and positions then held with the Company.  Following any termination of employment, Employee shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other Employees.  Employee shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment by the Company.

6.

CONFIDENTIAL INFORMATION

a.

Obligation to Maintain Confidentiality.   Employee acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information.  All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information”.  Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s prior, current or potential business and (ii) is not generally or publicly known.  Confidential Information includes, without specific limitation, the information, observations and data obtained by Employee during the course of the Employment Term and his performance under this Agreement concerning the business and affairs of the Company, information concerning acquisition opportunities in or reasonably related to the Company’s business or industry of which Employee is aware or becomes aware during the Employment Term, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during the course of Employee’s performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, employee lists and telephone numbers, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment.  Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Company’s prior written consent, unless and to the extent that any Confidential Information: (i) becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order.  Employee agrees to deliver to the Company at the end of the Employment Term, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company (including, without limitation, all Confidential Information) that he may then possess or have under his control.

b.

Ownership of Intellectual Property.   Employee agrees to make prompt and full disclosure to the Company of all ideas, discoveries, trade secrets, inventions, innovations, improvements, developments, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, firmware, logos and all similar or related information (whether or not patentable and whether or not reduced to practice) that relate to the Company’s actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, acquired, contributed to, made, or reduced to practice by Employee (either solely or jointly with others) while employed by the Company (collectively, “Work Product”).  Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company.  To the extent that any Work Product is not deemed to be a “work made for hire”, Employee hereby assigns and agrees to assign to the Company all right, title and interest, including without limitation, the intellectual property rights that Employee may have in and to such Work Product.  Employee shall promptly perform all actions reasonably requested by the Chief Executive Officer (whether during or after the Employment Term) to establish and confirm the Company’s ownership (including, without limitation, providing testimony and executing assignments, consents, powers of attorney, and other instruments).  Employee understands, however, that there is no obligation being imposed on him to assign to the Company, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on his own time, unless: (i) such Work Product relates (A) to the Company’s businesses or (B) to their actual or demonstrably anticipated research or development, or (ii) the Work Product results from any work performed by him for them under this Agreement.

c.

Third Party Information.   Employee understands that the Company will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Term and thereafter, and without in any way limiting the provisions of Section 6, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized in writing by the Chief Executive Officer.

d.

Use of Information of Prior Employers.   Employee represents and warrants and covenants that Employee shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Employee acknowledges and agrees that any violation of this provision shall be grounds for Employee’s immediate termination and could subject Employee to substantial civil liabilities and criminal penalties.  Employee further specifically and expressly acknowledges that no officer or other Employee or representative of the Company has requested or instructed Employee to disclose or use any such third party proprietary information or trade secrets.

7.

NON-COMPETE, NON-SOLICITATION

a.

In further consideration of the Company’s hiring of Employee and the compensation to be paid to Employee hereunder (including severance, if any), Employee acknowledges that during the course of his employment with the Company he shall become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and that his services shall be of special, unique and extraordinary value to the Company, and therefore, Employee agrees that, during the Employment Term and for two (2) years thereafter (the “Noncompete Period”), he shall not engage in Competition anywhere in the United States unless he first obtains the Company’s written consent (which may be given or withheld in the Company’s sole discretion).

b.

For purposes of this Agreement, to engage in “Competition” shall mean to: (i) directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, operate or in any manner engage in any business in which the Company engages, or, to Employee’s knowledge at the date of termination of the Employment Term, has plans to engage (including, without limitation, if the Company, at the date of termination of the Employment Term, is negotiating, or has entered into, an agreement for an acquisition, joint venture or other transaction or the Chief Executive Officer has approved, on or prior to such date, any new line of business, new geographic area, pursuing any acquisition or other similar action), anywhere in the world in which the Company’s products are (or are expected to be, based on existing plans) directly or through third parties marketed or sold at the date of termination of the Employment Term (provided that Employee shall not be prohibited from owning up to 5% of the outstanding stock of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation), or (ii) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way actively interfere with the relationship between the Company and any employee thereof, or (iii) hire directly or through another entity any person who was employed by the Company at any time during the Noncompete Period, within twelve (12) months following the date of termination of such person’s employment with the Company, or (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof (including, without limitation, by inducing or attempting to induce any such person or entity to reduce the amount of business it does with the Company).

c.

During the Employment Term and at all times thereafter, Employee shall not disparage the Company or any of their respective investors, officers, managers, employees, agents or representatives, or any of the Company’s products or services; provided, that the foregoing shall not prohibit Employee from making any general competitive statements or communications about the Company or its businesses in the ordinary course of competition after the Noncompete Period has expired.  The Company agrees that it shall not issue any public statements disparaging the Employee.  Notwithstanding the foregoing, nothing in this Section 7 shall prevent Employee or the Company from enforcing either party’s rights under this Agreement or any other agreement to which Employee and the Company are a party, or otherwise limit such enforcement.

d.

Employee hereby acknowledges that the enforcement of the provisions of this Section 7 may potentially interfere with his ability to pursue employment opportunities with some third parties.  Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.  Employee agrees that, due to the proprietary nature of the Company’s businesses, the restrictions set forth in this Agreement are reasonable as to time and scope.  Employee hereby acknowledges that he has been advised to consult with an attorney before executing this Agreement and that he has done so or, after careful reading and consideration, he has chosen not to do so of his own volition.

8.

ENFORCEMENT

If, at the time of enforcement of Section 6 or 7, a court or arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area, and the covenants should be interpreted and enforced to the maximum extent which such court deems reasonable.  Because Employee’s services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement, and any breach of the terms of Section 6 or 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law.  Therefore, in the event a breach or threatened breach of this Agreement, the Company or their successors or assigns, in addition to other rights and remedies existing in their favor and notwithstanding Section 15 of this Agreement, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages in addition to any other remedies to which the Company may be entitled at law or in equity.  In addition, in the event of an alleged breach or violation by Employee of Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.  The terms of this Section shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from Employee.

9.

NAME AND LIKENESS

Employee hereby grants to Company the right, in perpetuity and throughout the universe, to use Employee’s name, likeness, activities, attributes and/or biography in connection with the production, exhibition, advertising, distribution and other exploitation of the products manufactured, distributed, licensed or sold by the Company (the “Products”) (including, without limitation, articles, promotional materials, television appearances and commercials, programming and interviews) and all subsidiary and ancillary rights therein, in perpetuity, throughout the world and in any and all media, whether now known or hereafter devised, including, without limitation, publications, merchandising and commercial tie-ups; provided, however, that in no event shall Employee be depicted as using or endorsing any product or service without Employee’s prior consent, notwithstanding the foregoing, it is understood and agreed that Company’s use of Employee’s name, likeness, activities attributes and/or biography in connection with any Product already in production as of the date of this Agreement shall constitute an acceptable use of Employee’s name which shall not require Employee’s consent.  The Company agrees to indemnify and hold Employee harmless from any and all claims or causes of action, established or otherwise, arising from or relating to the Company’s use of name or likeness of Employee.

10.

AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Employee and by a duly authorized representative of the Company other than Employee.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11.

ASSIGNMENT; BINDING EFFECT

a.

Assignment.   The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

b.

Binding Effect.   Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, managers, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

12.

NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered:  (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party.  The date of notice shall be deemed to be the earlier of: (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail.  Employee shall be obligated to notify the Company in writing of any change in Employee’s address.

13.

SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

14.

TAXES

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

15.

GOVERNING LAW; DISPUTE RESOLUTION

The parties agree that any dispute, controversy or claim between Employee and the Company based on, arising out of or relating to Employee’s employment under this Agreement or the termination of same, including, without limitation, any and all claims under Title VII of the Civil Rights Acts of 1964 as amended, the Civil Rights Act of 1870, the Americans with Disabilities Act of 1990 as amended, the Americans with Disabilities Act Amendments Act of 2008, the Age Discrimination in Employment Act as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Genetic Information Nondiscrimination Act of 2008, the Consolidated Omnibus Budget Reconciliation Act, the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the New York State Human Right Law, the New York Labor Law, the New York City Administrative Code and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract, criminal, arbitral or tort law, shall be settled by final and binding arbitration in Orange County, California, administered by the American Arbitration Association (“AAA”) pursuant to the National Rules for the Resolution of Employment Disputes of the AAA (“Rules of the AAA”). This Agreement shall be construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof, and judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

16.

INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular and references to the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.  This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions.

17.

OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Employee agrees that any and all of Employee’s obligations under this Agreement (other than Section 1) shall survive the termination of employment and the termination of this Agreement in accordance with their terms.

18.

CONFIDENTIALITY

Employee agrees not to disclose the terms of this Agreement, except to his attorney, tax advisor, immediate family members, as required by law or as may be contemplated hereunder.

19.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

20.

AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of its obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

21.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Company and Employee relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.  To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

22.

EMPLOYEE ACKNOWLEDGEMENT

EMPLOYEE ACKNOWLEDGES EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EMPLOYEE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

GAME PLAN HOLDINGS, INC. By: /s/ Andrew Bachman ANDREW BACHMAN, its Chief Employee Officer	EMPLOYEE: /s/ Alexander Karsos ALEXANDER KARSOS, an individual